Exhibit 4.10


               Entergy London Investments UK plc

                     OFFICER'S CERTIFICATE


     _____________________ the ____________________________ of
Entergy London Investments UK plc, a public limited company incorporated under the laws of England and Wales (the "Company"), pursuant to the authority granted in the Board Resolutions of the Company dated _______ __, 1997, and Sections 201 and 301 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities relating to Preferred Securities) dated as of _______ __, 1997 (the "Indenture") that (all capitalized terms used in this Certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture):

The securities of the first series to be issued under the Indenture shall be designated "____% Junior Subordinated
Deferrable Interest Debentures, Series A" (the "Debentures of the
First Series"). ;

     1. The Debentures of the First Series shall be limited in aggregate principal amount to $___________ at any time
          Outstanding, except as contemplated in Section 301(b) of the Indenture;

     2. The Debentures of the First Series shall not mature, and the principal of the Debentures of the First Series shall not become due and payable, other than by reason of redemption or declaration of immediate payability as provided in the Indenture and herein;

     3. The Debentures of the First Series shall bear interest from, and including, the date of original issuance, at the rate of ____% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date") commencing _____ __, 1997. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Debentures of the First Series will accrue from, and including, the date of original issuance and will accrue to, and including, the first Interest Payment Date, and thereafter will accrue from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date. Interest that is in arrears for more than one quarter will bear additional interest (to the extent permitted by law) at the rate of ___% per annum thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Amounts (as defined below) and Additional Interest, as applicable;

               All payments of principal and interest in respect of the Debentures of the First Series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom (the "UK") or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("UK taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction the Company shall pay to the Holders such additional amounts (the "Additional Amounts") as will result in the payment to each such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

                              (a)  to, or to a Person on behalf
               of, a Holder who is liable for such UK taxes in respect of the Debentures of the First Series by reason of such Holder having some connection with the UK (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the UK) other than the mere holding of a Debenture of the First Series or the receipt of principal and interest in respect thereof;

                              (b)  to, or to a Person on behalf
               of, a Holder who presents a Debenture of the First Series (whenever presentation is required) for payment more than 30 days after the Relevant Date (as defined below) except to the extent that such Holder would have been entitled to such Additional Amounts on presenting such Debenture of the First Series for payment on the last day of such period of 30 days;

                              (c)  to, or to a Person on behalf
               of, a Holder who presents a Debenture of the First
               Series (where presentation is required) in the UK;

                              (d)  to, or to a Person on behalf
               of, a Holder who would not be liable or subject to the withholding or deduction by making a declaration on non-residence or similar claim for exemption to the relevant tax authority; or

                              (e)  to, or to a Person on behalf
               of, a Holder of a Registered Debenture of the First Series (as defined below) issued pursuant to the request of owners of interests representing a majority in outstanding principal amount of the Debentures of the First Series following and during the continuance of an Event of Default with respect to the Debentures of the First Series if such Holder (or any predecessor Holder) was one of such owners requesting that Registered Debentures of the First Series be so issued.

               Such Additional Amounts will also not be payable where, had the beneficial owner of the Debentures of the First Series (or any interest therein) been the Holder of the Debentures of the First Series, he would not have been entitled to payment of Additional Amounts by reason of any one or more or the clauses (a) through
          (e) above. If the Company shall determine that Additional Amounts will not be payable because of the immediately preceding sentence, the Company will inform such Holder promptly after making such determination setting forth the reason(s) therefor.

               "Relevant Date" means whichever is the later of
          (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with the Indenture;

     4. Each installment of interest on a Registered Debenture of the First Series shall be payable to the Person in whose name such Debenture of the First Series is registered at the close of business on the Business Day next preceding the corresponding Interest Payment Date (the "Regular Record Date")for the Debentures of the First Series; provided, however, that if the Debentures of the First Series are held neither by or on behalf of the Partnership nor by a securities depositary, the Company shall have the right to change the Regular Record Date by one or more Officer's Certificates. Any installment of interest on the Registered Debentures of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Debentures of the First Series on such Regular Record Date, and may be paid to the Persons in whose name the Debentures of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Registered Debentures of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

     5. The principal and each installment of interest on the Debentures of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto under the Indenture. Payments of any interest on the Debentures of the First Series may also be made, in the case of a Holder of at least US $1,000,000 aggregate principal amount of Debentures of the First Series, by wire transfer to a United States Dollar account maintained by the payee with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Notices to, or demands upon, the Company in respect of the Debentures of the First Series may be served at the office or agency of the Company in The City of New York. The Trustee will initially be the agency of the Company for such service of notices and demands; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates any such office or agency. The Company will be the Security Registrar and the Paying Agent for the Debentures of the First Series. In addition, as long as the Debentures of the First Series are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange so require, the Company will maintain a Paying Agent in Luxembourg and notices to Holders of Debentures of the First Series will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourg Wort);

     6. The Debentures of the First Series will be redeemable on or after _______ __, 2002 at the option of the Company, at any time and from time to time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Debentures of the First Series being redeemed, together with any accrued and unpaid interest, to, but not including, the redemption date (the "Redemption Price"), upon not less than 30 nor more than 60 days' notice given as provided in the Indenture;

               The Debentures of the First Series will also be redeemable at the option of the Company upon the occurrence and during the continuation of a Tax Event or Investment Company Event in whole but not in part on any date within 90 days of the occurrence of such Tax Event or an Investment Company Event, at the Redemption Price, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by the Partnership (as defined below) or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, the UK or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after ____________ __, 1997, there is more than an insubstantial risk that (i) the Partnership is, or will be within 90 days of the date thereof, subject to United States Federal or UK income tax with respect to income received or accrued on the Debentures of the First Series, (ii) interest payable by the Company on the Debentures of the First Series is treated as a distribution within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK or in any other matter is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for UK corporation income tax purposes, or (iii) the Partnership is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Partnership is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after _________ __, 1997.

               If (a) the Company satisfies the Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Debentures of the First Series as a result of either (x) any change in, or amendment to, the laws or regulations of the UK or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after ________ __, 1997 or (y) the issuance of Registered Debentures of the First Series pursuant to the first sentence or clause (i) or (ii) of the third sentence of paragraph (15(b)) of this Certificate and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may, at its option, on giving not more that 60 or less that 30 days' notice to the Holders, redeem, as a whole but not in part, the Debentures of the First Series at the Redemption Price; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debentures of the First Series then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate signed by a director of the Company stating that the obligation referred to in (a) above, cannot be avoided by the Company taking reasonable measures available to it, and the Trustee shall accept such certificate as sufficient evidence of the condition precedent set out in (b) above, in which event it shall be conclusive and binding on the Holders.

               The Company may not redeem Debentures of the First Series Outstanding unless all accrued and unpaid interest has been paid in full on all Debentures of the First Series Outstanding under the Indenture for all quarterly interest periods terminating on or prior to the date of redemption;

     7. So long as any Debentures of the First Series are Outstanding, the failure of the Company to pay interest on any Debentures of the First Series within 60 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid deferral of the payment of interest by the Company as contemplated in Section 311 of the Indenture and paragraph (9) of this Certificate shall not constitute a failure to pay interest for this purpose;

     8. Pursuant to Section 311 of the Indenture, so long as the Company is not in default under the Indenture the Company shall have the right, at any time and from time to time during the term of the Debentures of the First Series, to defer indefinitely the payment of interest. However, until all deferred interest payments, together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law, have been paid in full, the Company may not, directly or indirectly (i) declare or pay any dividends or distributions, on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank pari passu with or junior in interest to the Debentures of the First Series (including other Securities issued under the Indenture), (iii) make any guarantee payments with respect to any guarantee if such guarantee ranks pari passu with or junior in interest to the Debentures of the First Series, or (iv) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities held by any affiliate, or make any loans or advances to, or make payments on any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's common stock and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Company under the Guarantee (or any other guarantee by the Company with respect to any securities of any of its subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures of the Company), and (c) any dividend or payment by the Company which is applied, directly or indirectly, to the payment of (x) principal of or interest or premium, if any, on Acquisition Debt (as defined below) as and when due in accordance with the terms thereof, and (y) and UK Tax Payments (as defined below). The Company shall give the Partnership and the Trustee written notice of (i) any election by the Company to defer the payment of interest and (ii) any election by the Company to make a full payment of deferred interest on the Debentures of the First Series and the amount of such payment. The Company shall give such notice at least one Business Day prior to the earlier of (i) the relevant Interest Payment Date and (ii) the date the Company is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Debentures of the First Series of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date;

               For the purposes of this paragraph (9),
          "Acquisition Debt" shall mean the borrowings outstanding under the Credit Facilities Agreement dated December 17, 1996 among the Company, ABN AMRO Bank N.V., Bank of America International Limited and Union Bank of Switzerland in the maximum principal amount of 810 million Pounds Sterling and any refinancings, replacements, renewals or refundings thereof that do not increase the principal amount of such indebtedness in excess of 810 million Pounds Sterling, and "UK Tax Payments" shall mean any payment by the Company directly or indirectly to governmental authorities in respect of UK taxes arising from the operations of the Company or London Electricity plc as and when such taxes become due and payable.

     9. In the event that, at any time subsequent to the initial authentication and delivery of the Debentures of the First Series, the Debentures of the First Series are to be held by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of
          Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

     10. No service charge shall be made for the registration of transfer or exchange of the Debentures of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     11. The Debentures of the First Series shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto, and shall be issued in substantially such form;

     12. In the event that the Debentures of the First Series are distributed to holders of the ___% Cumulative Quarterly Income Preferred Securities Series A upon the dissolution of the Partnership, the Company will use its best efforts to list the Debentures of the First Series on the New York Stock Exchange or on such other exchange or organization, if any, as the Preferred Securities are then listed or traded;

     13.  If the Company shall make any deposit of money and/or
          Government Obligations with respect to any Debentures of the First Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                    (a)  an instrument wherein the Company,
          notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                    (b) an Opinion of Counsel to the effect that the Holders of such Debentures of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States Federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States Federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

     14. (a) The Debentures of the First Series shall be issued, upon original issuance, in the form of a single global debenture in bearer form to the Bank of New York, as custodian for the owners of beneficial interests in the Debentures of the First Series.

                    (b)  Owners of beneficial interests in the
          Debentures of the First Series will be entitled to receive definitive Debentures of the First Series in registered form ("Registered Debentures of the First Series") in respect of such interest only if an Event of Default with respect to the Debenture of the First Series has occurred and is continuing and the Holder, in such circumstance, upon instructions from owners of beneficial interests representing a majority in Outstanding principal amount of the Debentures of the First Series shall have requested in writing that the Debentures of the First Series be exchanged, in whole, for one or more Registered Debentures of the First Series. In addition, Registered Debentures of the First Series shall be issued if at any time (i) any securities depository of certificates representing ownership of beneficial interests in the Debentures of the First Series notifies the Company and the Holder that it is unwilling to or unable to continue to hold such certificates or if any time it ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor is not appointed by the Company within 120 days, (ii) such Holder notifies the Company that it is unwilling or unable to continue as such Holder with respect to the Debentures of the First Series and no successor is appointed by the Company within 120 days or (iii) the Company in its sole discretion determines that Registered Debentures shall be issued and executes and delivers to the Trustee an Officer's Certificate providing that the Debentures of the First Series shall be so exchanged.

     15. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

     16. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     17. In the opinion of the undersigned, he has made such examination or investigation as is necessary to express an informed opinion whether or not such covenants and conditions have been complied with; and

     18. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Debentures of the First Series requested in the accompanying Company Order have been complied with.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this ____ day of _______, 1997.




                              Name:   _____________________
                              Title:  _____________________

No. R-1

                                                       EXHIBIT A


               ENTERGY LONDON INVESTMENTS UK plc

__% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A


     ENTERGY LONDON INVESTMENTS UK plc, a corporation duly incorporated and existing under the laws of England and Wales (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [bearer] [
, or registered assigns], the principal sum of Dollars, and to pay interest on said principal sum, from and including, _______ __, 1997 or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly on March 31, June 30, September
30 and December 31 of each year, commencing _____ __, 1997 at the rate of ____% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from, and including, _______ __, 1997 through the first Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. Interest that is in arrears for more than one quarter will bear additional interest (to the extent permitted by law) at the rate of ___% per annum thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Amounts (as defined below) and Additional Interest, as applicable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the [bearer hereof] [Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.]

          All payments of principal and interest in respect of the Securities of this series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom (the "UK") or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event of any such withholding or deduction the Company shall pay Additional Amounts (as defined in, and subject to the limitations and qualifications set forth in, the Certificate( as herein defined)).

          Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register].

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              ENTERGY LONDON INVESTMENTS UK plc


                              ATTEST:
                              By:____________________________





                 CERTIFICATE OF AUTHENTICATION

Dated: _____ __, 1997

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee


                                   By:_____________________
                                        Authorized Signatory

              REVERSE OF ____% JUNIOR SUBORDINATED
            DEFERRABLE INTEREST DEBENTURE, SERIES A


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _______ __, 1997 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on _______ __, 1997 (herein called the "Certificate") creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $___________.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time on or after _______ __, 2002 as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, if any, to, but not including, the redemption date (herein called the "Redemption Price"), but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to [the bearer of such Security] [the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof], all as provided in the Indenture.

          The Securities of this series will also be redeemable at the option of the Company if a Tax Event or an Investment Company Event shall occur and be continuing, in whole but not in part on any date within 90 days of the occurrence of such Tax Event or Investment Company Event, at the Redemption Price, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by Entergy London Capital, L.P., a Delaware limited liability partnership (the "Partnership"), or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, the UK or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after __________ __, 1997, there is more than an insubstantial risk that (i) the Partnership is, or will be within 90 days of the date thereof, subject to United States Federal or UK income tax with respect to income received or accrued on the Securities of this series, (ii) interest payable by the Company on the Securities of this series not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal earnings and profits purposes or UK income tax purposes, or (iii) the Partnership is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Partnership is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after __________ __, 1997.

     If (a) the Company satisfies the Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Securities of this series as a result of either (x) any change in, or amendment to, the laws or regulations of the UK or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after ________ __, 1997 or (y) the issuance of registered Securities of this series pursuant to the first sentence or clause (i) or (ii) of the third sentence of paragraph (15(b)) of the Certificate and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may, at its option, on giving not more that 60 or less that 30 days' notice to the Holders, redeem, as a whole but not in part, the Securities of this series at the Redemption Price; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities of this series then due.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued [to the bearer] [in the name of the Holder] hereof upon the cancellation hereof.

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          So long as the Company is not in default under the Indenture the Company has the right, at any time and from time to time during the term of the Securities of this series, to defer indefinitely the payment of interest. However, until all deferred interest payments, together with interest thereon at the annual rate of ___%, compounded quarterly, to the extent permitted by applicable law, have been paid in full, the Company may not, directly or indirectly (i) declare or pay any dividends or distributions, on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock,
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank pari passu with or junior in interest to the Securities of this series (including other Securities issued under the Indenture), (iii) make any guarantee payments with respect to any guarantee if such guarantee ranks pari passu with or junior in interest to the Securities of this series, or (iv) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities held by any affiliate, or make any loans or advances to, or make payments on any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's common stock and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Company under the Guarantee (or any other guarantee by the Company with respect to any securities of any of its subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures of the Company), and (c) any dividend or payment by the Company which is applied, directly or indirectly, to the payment of (x) principal of or interest or premium, if any, on Acquisition Debt (as defined in the Certificate) as and when due in accordance with the terms thereof, and (y) and UK Tax Payments (as defined in the Certificate).

          The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          As provided in the Indenture, the Company shall not be required to make transfers or exchanges of Securities of this series for a period of 15 days immediately preceding the date of the mailing of any notice of redemption of such Securities and the Company shall not be required to make transfers or exchanges of any Securities of this series so selected for redemption in whole or in part (except the unredeemed portion of thereof).

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the [bearer] [Person in whose name this Security is registered] as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.